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                                   EXHIBIT 11

                      DIODES INCORPORATED AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE

                                            Year Ended December 31,
                                     ------------------------------------
PRIMARY                                  1996         1995        1994
                                     ----------   ----------   ----------
Net income for primary earnings
per share                            $2,965,000   $4,700,000   $2,363,000
                                     ==========   ==========   ==========

Weighted average number of
common shares outstanding
during the year                       4,958,658    4,881,125    4,752,883

Add common equivalent shares
upon exercise of stock options          403,369      339,071      383,627
                                     ----------   ----------   ----------

Weighted average number of
shares used in calculations of
primary earnings per share            5,362,027    5,220,196    5,136,510
                                     ==========   ==========   ==========

Primary earnings per share           $      .55   $      .90   $      .46
                                     ==========   ==========   ==========


FULLY DILUTED
Weighted average number of
shares used in calculating primary
earnings per share                    5,362,027    5,220,196    5,136,510

Add additional shares issuable
upon exercise of stock options           11,336          326            *
                                     ----------   ----------   ----------

Weighted average number of
shares used in calculation of
fully diluted earnings per share      5,373,363    5,220,522    5,136,510
                                     ==========   ==========   ==========

Fully diluted earnings per share     $      .55   $      .90   $      .46
                                     ==========   ==========   ==========


* No effect given to common stock equivalents as their effect would be anti-dilutive.


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